UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2010
ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)
MICHIGAN
(State or other jurisdiction of incorporation)

000-18415	38-2830092
(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street, Mt. Pleasant, Michigan	48858-1649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Item 8.01 Other Events
     At the May 26, 2010 meeting of the Isabella Bank Corporation Board of Directors, Mr. James C. Fabiano retired from the position of chairman of Isabella Bank Corporation after six years of service. Additionally, Mr. William J. Strickler retired from the position of chairman of Isabella Bank after six years of service. Both Mr. Fabiano and Mr. Strickler will continue as members of the Board of Directors of both the Corporation and the Bank. Mr. David J. Maness, a member of the Isabella Bank Board of Directors since 2003 and of Isabella Bank Corporation since 2004, was elected to serve as chairman of both the Corporation and the Bank.
     In addition, at the May 26, 2010 meeting, the Isabella Bank Corporation Board of Directors declared an $0.18 per share second quarter cash dividend. The record date for the dividend is June 15, 2010, with a payment date of June 30, 2010. The $0.18 per share cash dividend is a 38.0% increase over the amount paid in the second quarter 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION
Dated: June 1, 2010	By:	/s/ Dennis P. Angner
Dennis P. Angner, President and CFO